EXHIBIT 10.21

                          AGREEMENT TO TERMINATE LEASE

         This Agreement to Terminate Lease (the "Agreement") is made as of March 6, 2003 by and between Sequoia M&M LLC, a California limited liability company ("Landlord"), and Icarian Inc., a Delaware corporation (collectively "Tenant"), and Workstream, Inc., a Canadian corporation ("Workstream") with reference to the following facts.

                                    RECITALS

         WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated September 2, 1999, as amended (hereinafter the "Lease"); and

         WHEREAS, pursuant to the Lease, the Lease Term for the Premises will end on September 14, 2004 (the "Original Expiration Date"); and

         WHEREAS, Tenant has requested that Landlord agree to terminate the Lease, as well as any other rights or interests Tenant may have in the Premises or any other premises at the Building, and Landlord has agreed to such request upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Tenant is a wholly-owned subsidiary of Workstream; and

         WHEREAS, Landlord and Tenant now wish to terminate the Lease on the Termination Date (hereafter defined), a date prior to the Original Expiration Date, on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. RECITALS; CAPITALIZED TERMS. Landlord and Tenant hereby agree that the recitals set forth hereinabove are true and correct and incorporated into this Agreement. The capitalized terms used in this Agreement and not otherwise defined in this Agreement have the meanings assigned to such terms in the Lease.

         2. LEASE TERMINATION. Landlord and Tenant hereby agree that the Lease shall terminate effective as of 11:59 p.m. January 31, 2003 (the "Termination Date") with the same force and effect as if the Original Expiration Date was the Termination Date, effective as of the Termination Date, Landlord and Tenant shall have no further rights, obligations, liabilities or claims with respect to each other arising from the Lease for the performance of the terms and conditions thereof or any other documents related thereto, except for those indemnity obligations of Tenant arising under the Lease prior to the Termination Date, which are expressly required to survive and continue after the termination or expiration of the Lease. On or before the Termination Date, Tenant shall vacate and surrender possession of the Premises to Landlord in accordance with the terms of the Lease.

         3. TERMINATION OF OPTIONS AND RIGHTS OF FIRST REFUSAL. Any and all options of any kind or nature, including without limitation, options to extend the term of the Lease, rights of first refusal and/or first refusal and/or first offer granted to Tenant under the Lease shall be terminated and be of no further force or effect.

         4. ABANDONED PROPERTY. Any furniture, fixtures, shelving, cabinets, tables, equipment, lighting, and other fixtures or personal property in, on or attached to the Premises and remaining in or on the Premises after the Termination Date (the "Abandoned Property"), whether or not belonging to Tenant, shall be deemed abandoned by the parties, and Landlord may dispose of the Abandoned Property in its sole discretion and at its sole cost. Tenant shall not be entitled to any proceeds received by Landlord as a result of the disposition of the Abandoned Property. Tenant waives, to the greatest extent permitted by law, all of its rights under California Civil Code Sections 1980, et. seq., as the same may be amended from time to time, and any related and successor statutes thereto.

         5. SECURITY DEPOSIT. The security deposit held by Landlord under the Lease in the amount of Eighty Five Thousand Dollars ($85,000) will be forfeited by Workstream and shall, pursuant to this Agreement, belong to Landlord.

         6. LETTER OF CREDIT. Simultaneously with the execution of this Agreement, Landlord shall deliver, in escrow, to Joseph Braun, Esquire of Cozen O'Connor, 1900 Market Street, Philadelphia, Pennsylvania 19103 (the "L/C
Holder"), that certain original irrevocable standby letter of credit number IMDC/TOR/S/368292 dated November 14, 2002 (the "L/C") issued by the Bank of Montreal in the amount of Seventy Thousand Dollars ($70,000.00) referencing Workstream as the applicant and Landlord as the beneficiary. The L/C Holder shall hold the L/C in escrow until receipt of written authorization from Landlord (delivered via facsimile to (215)701-2177) to release the L/C to Workstream. Landlord agrees to deliver such authorization to the L/C Holder upon its actual receipt of the payment of Ninety Five Thousand Dollars ($95,000.00) due one business day after the execution of this Agreement, under Paragraph 8 below. In the event the L/C Holder has not received authorization to release the L/C to Workstream from Landlord by 3PM on the seventh (7th) day following the execution of this Agreement, , the L/C Holder shall immediately, without further notice or request, return the L/C to Landlord by overnight courier.

         7. PAYMENT OF CAM CHARGES. Simultaneously with the execution of this Agreement, Tenant agrees to pay to Landlord outstanding CAM and Additional Rent charges in the amount of Thirty-Nine Thousand Three Hundred Seventy-One and 56/100 Dollars ($39,371.56) (the "Additional Rent"). Payment of the Additional Rent by Tenant shall be conclusive evidence of an accord and satisfaction of all payments due under the Lease up to and including the Termination Date. Landlord further acknowledges and agrees that upon such payment, Tenant shall have no further Rent, Additional Rent or other charges under the Lease.

         8. PAYMENT OF TERMINATION FEE.

                  A. In addition to the other provisions of this Agreement, in consideration for Landlord's agreement to terminate this Lease, and in satisfaction of all other sums which would have become due and owing by Tenant during the portion of the Lease occurring after the Termination Date, Tenant shall pay to Landlord a termination fee in the amount of Two Hundred Sixty-Five Thousand Dollars ($265,000.00) (the "Termination Fee"). The Termination Fee shall be payable in installments, without interest, as follows:


                  One (1) business day following the execution of
                  this Agreement:                    $95,000.00
                  On April 1, 2003:                  $25,000.00
                  On May 1, 2003:                    $25,000.00
                  On June 1, 2003:                   $25,000.00
                  On July 1, 2003:                   $25,000.00
                  On August 1, 2003:                 $25,000.00
                  On September 1, 2003:              $25,000.00
                  On October 1, 2003:                $20,000.00
                                                     ----------
                  TOTAL OF PAYMENTS                 $265,000.00

                  B. All installments of the Termination Fee, other than the initial installment] (which shall be by Tenant's wire transfer), shall be made by ACH debits from the operating account of Workstream. The ACH debit shall follow the above payment schedule. Landlord and Workstream shall reasonably cooperate to arrange for and set up such ACH debits with their respective banks. Workstream or Tenant shall have the right to pre-pay the Termination Fee at any time, without penalty.

                  C. In the event Tenant or Workstream shall fail to pay any scheduled installment of the Termination Fee within five (5) business days after Landlord's written notice of such non-payment, the Landlord, subject to the terms of Section 9 hereof, shall have the right to enter the "Judgment by
Confession" in an amount equal to Four Hundred Forty Thousand Dollars ($440,000.00), as set forth in Paragraph 9, and enforcement thereof shall reflect any amounts previously paid to Landlord pursuant to this Section 8.

     9.   CONFESSION OF JUDGMENT ESCROW.

                  A. Simultaneously with the execution of this Agreement, Tenant shall execute and deliver, in escrow, to Daniel S. Mount, Esquire of Mount & Stoelker, 333 West San Carlos, Suite1650, San Jose, California 95110 (the "Escrow Agent"), an Attorney's Certificate of Examination, a Statement Authorizing Judgment of Confession, and a Judgment of Confession, each in substantially the form attached hereto as Exhibit A, B and C (collectively, the "Confession Documents"), respectively. Escrow Agent shall hold the Confession Documents in escrow in accordance with the terms of this Section 9.

                  B. In the event of a default, beyond any applicable notice and cure periods, by Tenant or Workstream under Section 8, Escrow Agent, upon five
(5) days written notice to Tenant and Workstream, shall be permitted to release the Confession Documents to Landlord for filing with the appropriate court having jurisdiction thereover, provided, however, that any order of enforcement or instruction by the court to the Sheriff shall contain an express provision that the amount demanded shall be reduced by the amount of any installments previously received pursuant to Section 8 hereof. All documents filed with the court shall be served on Charles E. Wheeler, Esquire, Cozen O'Connor, 501 West Broadway, Suite 1610, San Diego, California 92101, as counsel for Tenant. Prior to any attempt to enforce the Judgment of Confession, including recording of an Abstract of Judgment, Landlord shall file with the Court and serve on Charles E. Wheeler, Esquire, Cozen O'Connor, 501 West Broadway, Suite 1610, San Diego, California 92101, a partial Satisfaction of Judgment stating that the amount of any installments received pursuant to Section 8 has been received in partial satisfaction of the judgment.

                  C. In the event Tenant or Workstream has satisfied the obligations under Section 8, Escrow Agent shall immediately return the original Confession Documents, and any copies thereof, to Joseph Braun, Esquire of Cozen O'Connor, 1900 Market Street, Philadelphia, Pennsylvania 19103 on or before October 5, 2003.

                  D. In the event that Landlord or Escrow Agent breaches the terms of this Section 9 or files the Confession Documents without the right to do so under this Agreement, Landlord and Escrow Agent shall be liable to Tenant and Workstream for all damages and expenses incurred by the parties, including the amount confessed under the Confession Documents, as a result of such breach.

         10. BILL OF SALE. Simultaneously with the execution hereof, Tenant shall execute and deliver to Landlord the bill of sale ("Bill of Sale"), attached hereto as Exhibit D.

         11. ISSUANCE OF COMMON SHARES. On or before March 31, 2003, Workstream will issue to Landlord Two Hundred Seventy-Five Thousand (275,000) common shares of Workstream (the "Shares") and Workstream shall deliver to Landlord one or more share certificates evidencing the issuance of the Shares. If Workstream proposes to register any of its Shares or other equity securities under the Securities Act of 1933 (the "Act") in connection with the public offering of such securities solely for cash (other than a registration on Forms F-4 or S-8 or any successor forms), Workstream will, at such time, give Landlord at least thirty (30) days prior written notice before filing such registration statement with respect to such registration and will afford Landlord an opportunity to include in such registration statement all or any part of the Shares then held by Landlord. Upon the written request of Landlord, given within twenty (20) days after the receipt of such notice by Workstream, Workstream will cause a registration statement covering all of the Shares that Landlord has requested to be registered to become effective under the Act. Workstream is under no obligation to complete any offering of its securities it proposes to make and will incur no liability to Landlord for its failure to do so.

         12. REPRESENTATIONS AND WARRANTIES.

                  A. Tenant and Workstream, as applicable, hereby represent and warrant to Landlord the following:

                  (i) Tenant has not made any assignment, sublease, transfer, conveyance or other disposition of the Lease or Tenant's leasehold estate with respect to the Premises.

                  (ii) The person or entity executing this Agreement on behalf of Tenant has the full right and authority to execute this Agreement on behalf of said party.

                  (iii) Tenant and Workstream have the requisite corporate power and authority to execute and deliver this Agreement.

                  (iv) The Shares, when issued, will have been duly authorized and validly issued by Workstream and will be fully paid and non-assessable. Upon transfer and delivery of the Shares, Tenant shall obtain full and legal title to the Shares, free and clear of any lien, charge or other encumbrance of any nature.

                  (v) Tenant has good and valid title to the personal property referred to in the Bill of Sale under Section 10 above. Further, Tenant shall remove any UCC-1 filings affecting such personal property within 60 days of the execution of this Agreement, if any.

                  B. Landlord hereby represents and warrants to Tenant and Workstream as follows:

                  (i) This Agreement has been duly executed and delivered by Landlord and constitutes the legal, valid and binding obligation of Landlord, enforceable against it in accordance with its terms.

                  (ii) The Shares are being acquired for Landlord's own account for investment and not with a view to resale and/or distribution to others. The Purchaser understands that, subject to Section 11 above, the Shares have not been registered under the Act or the securities laws of any state, and, as a result, are subject to substantial restrictions on transfer. Unless the Shares are registered in accordance with Section 11, Landlord agrees and understands that it may not sell or otherwise transfer any Shares or any interest in the Shares unless it provides Workstream with an opinion of counsel which is satisfactory to Workstream that the Shares may be transferred in reliance on an applicable exemption from the registration requirements of the Act and any other applicable securities laws.

                  (iii) Landlord understands that an investment in the Shares involves a high degree of risk, including loss of the total investment, lack of liquidity and restrictions on transfer of the Shares.

                  (iv) Landlord acknowledges that it has access to all of the financial and other information contained in Workstream's public securities filings.

                  (v) Landlord is an "accredited investor" as such term is defined in Rule 501 of the Act.

                  (vi) Landlord acknowledges that until the Shares are properly registered under the Act, any certificate evidencing the Shares delivered pursuant to this Agreement shall bear such legends as Workstream in its sole discretion shall determine appropriate.

         13.      Indemnification.

                  A. Except for Landlord's obligations under this Agreement, as of the Termination Date, Tenant hereby remises, releases and forever discharges Landlord and Landlord's officers, directors, shareholders, affiliates, successors and assigns from all claims, demands, actions, causes of action, and from any and all damage, liabilities, loss, cost or expense (including reasonable attorney's fees and costs) arising out of or in any way connected with the Lease or Tenant's use and occupancy of the Premises.

                  B. Except for Tenant's obligations under this Agreement, as of the Termination Date, Landlord hereby remises, releases and forever discharges Tenant and Tenant's officers, directors, shareholders, affiliates, successors and assigns from all claims, demands, actions, causes of action, and from any and all damage, liabilities, loss, cost or expense (including reasonable attorney's fees and costs) arising out of or in any way connected with the Lease or Tenant's use and occupancy of the Premises, except for any indemnity obligations set forth in the Lease which shall expressly survive this termination of Lease.

         14.      GENERAL PROVISIONS:

                  A. Time is of the essence in the performance of the parties' respective obligations set forth in this Agreement.

                  B. Notices shall be deemed given when received or when receipt is refused. Notices shall be sent by facsimile, U.S. mail, registered or certified, return receipt requested, postage prepaid or by overnight delivery service showing receipt of delivery. If to Tenant, notices shall be sent to:
Workstream,  Inc., 861 S.W. 78th Avenue, Suite 200,  Plantation,  Florida 33324,
Attn.: Mr. Paul Haggard, and if to Landlord: to Sequoia M&M LLC., Attn.: Eire Stewart, 99 Almaden Boulevard, Suite 565, San Jose, CA 95113 , facsimile number 1-408-998-2404If at any time either party should change its address, telephone or facsimile number, such party shall deliver written notice thereof to the other party together with the designation of the new information.

                  C. This Agreement constitutes the entire understanding of the parties and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

                  D. Tenant may not assign its rights, obligations and interest in this Agreement to any other person or entity, without Landlord's written consent thereto. Any attempted assignment shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and assigns.

                  E. If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement.

                  F. This Agreement shall be governed by and construed under the laws of the State of California.

                  G. Any and all addenda attached hereto and either signed or initialed by the parties shall be deemed a part hereof. This Agreement, including addenda, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the Premises and the Lease. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may be set forth herein. Any and all future modifications of this Agreement will be effective only if they are in writing and signed by the parties hereto.

                  H. This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. This Agreement may be delivered by facsimile. The receipt of a signed counterpart by facsimile shall be deemed to be the receipt of an original signed document.

                  I. In the event any dispute between the parties results in litigation or other proceeding, the prevailing party shall be reimbursed by the nonprevailing party for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above in this Agreement.

TENANT:

Icarian Inc., a Delaware corporation,

By:     /s/ Paul Haggard
       -------------------------------------------------------------

Title: Chief Financial Officer
       -------------------------------------------------------------

Date:  3/6/03
       -------------------------------------------------------------

LANDLORD:

Sequoia M&M LLC, a California limited liability company

By:     /s/ JOHN B DINAPOLI
       -------------------------------------------------------------

Title:  VICE PRESIDENT, J P DINAPOLI COS. INC., MANAGER
       -------------------------------------------------------------

Date:   3/6/03
        ------------------------------------------------------------

ESCROW AGENT:

Mount & Stoelker

By:     /s/ Daniel Mount
        ------------------------------------------------------------
        Name: Daniel Mount, Esquire



ACKNOWLEDGED AND AGREED WITH RESPECT TO SECTIONS 7, 8, 9, 11 AND 12 ONLY:

WORKSTREAM INC.



By:  /s/ Paul Haggard
     ----------------------------------------------------------------
     Name: Paul Haggard
     Title:  Chief Financial Officer

                                   EXHIBIT "A"

                      ATTORNEY'S CERTIFICATE OF EXAMINATION

                                   EXHIBIT "B"



                  STATEMENT AUTHORIZING JUDGMENT OF CONFESSION

                                   EXHIBIT "C"

                             JUDGMENT OF CONFESSION

                                   EXHIBIT "D"

                                  BILL OF SALE